                                                                    EXHIBIT 21.1

                          CHARTER COMMUNICATIONS, INC.
                           SUBSIDIARIES OF REGISTRANT
                                   (CONTINUED)


Charter Telephone of Minnesota, L.L.C.
Charter Helicon, LLC
Charter-LaGrange, L.L.C.
Cross Country Cable, LLC
Dalton Cablevision, Inc.
Eastern Mississippi Cablevision, Inc.
Enstar Cable Corporation
Enstar Communications Corporation
Enstar Finance Company, LLC
Falcon Cable Communications, LLC
Falcon Cable Media (CA LP)
Falcon Cable Systems Company II, LP
Falcon Cablevision (CA LP)
Falcon Community Cable, L.P.
Falcon Community Investors, LP (CA LP)
Falcon Community Ventures I (CA LP)
Falcon Equipment Company, LLC
Falcon First Cable of New York, Inc.
Falcon First Cable of the Southeast, Inc.
Falcon First Holdings, Inc.
Falcon First, Inc.
Falcon Funding Corporation
Falcon Investors Group, Ltd.
Falcon Lake Las Vegas Cablevision, L.P.
Falcon Media Investors Group (CA LP)
Falcon Pacific Microwave
Falcon Telecable (CA LP)
Falcon Telecable Investors Group (CA LP)
Falcon Telecom, L.P.
Falcon Video Communications Investors, L.P.
Falcon Video Communications, L.P.
Falcon/Capital Cable G.P.
Falcon/Capital Cable Partners, L.P.
FF Cable Holdings, Inc.
Helicon Capital Corp.
Helicon Network Solutions, L.P.
Helicon Online, L.P.
Helicon Partners I, LP
Hometown TV, Inc.
Hornell Television Service, Inc.
HPI Acquisitions Co., LLC
Interlink Communications Partners, LLC
Lauderdale Cablevision, Inc.
Long Beach, LLC
Marcus Cable Associates, L.L.C.
Marcus Cable of Alabama, L.L.C.
Marcus Cable Partners, L.L.C.
Marcus Cable, Inc.
Midwest Cable Communications, Inc.
Midwest Video Electronics, Inc.
Multivision Northeast, Inc.
Multivision of Commerce, Inc.
Peachtree Cable TV, L.P.